Exhibit 99.1

    Sapient Reports Preliminary Second Quarter Financial Results;
                Service revenues up 32% year over year

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--Aug. 8, 2006--Sapient (NASDAQ:
SAPE) today announced its preliminary financial results for its second quarter ended June 30, 2006.

    Note: On May 2, 2006 the company sold HWT, Inc. for a one-time gain of approximately $4.8 million. The historical results of HWT, Inc. are presented as discontinued operations in the company's income statement for all periods presented.

    Preliminary Second Quarter Financial Highlights from Continuing
Operations

    -- Preliminary service revenues from continuing operations were $99.0 million, up 13% sequentially and 32% year over year.

    -- Preliminary non-GAAP operating margin (excluding stock-based compensation charges, amortization of intangibles, and restructuring charges) was 7%. On a GAAP basis (which includes the results of implementing FAS123R, amortization of intangibles, and restructuring charges), the company reported a preliminary operating profit of 3%.

    -- Preliminary non-GAAP diluted EPS was $0.06. On a GAAP basis, preliminary diluted EPS from continuing operations was $0.03.

    "We made great progress in revenue growth across our business in the second quarter. Our businesses in North America led the way, posting 43% year-over-year revenue growth," said Jerry A. Greenberg, Sapient's co-chairman and chief executive officer. "Our businesses in Europe achieved modest revenue growth in Q2, and have seen a meaningful increase in business opportunities for the back half of the year. From a services standpoint, Q2 was positive across all of our areas of focus, with particular strength in marketing services."
    Preliminary consolidated service revenues, excluding revenues from the discontinued operation, for the second quarter of 2006 were $99.0 million, a 32% increase from service revenues of $74.9 million for the second quarter of 2005, and a 13% increase from the first quarter of 2006.
    "We continue to make progress in building a more scalable G&A infrastructure," said Susan D. Cooke, Sapient's chief financial officer. "In the short-term, the changes have caused additional investment and have had a negative impact on some key financial metrics, including DSO. However, we are starting to see some of the intended long-term benefits of our reengineering efforts, in terms of overall G&A costs as a percentage of revenue."
    Preliminary operating income (loss), operating margin, net income
(loss), and earnings per share (loss) amounts are presented below, in accordance with U.S. generally accepted accounting principles (GAAP) and also using certain adjusted (non-GAAP) financial measures.

    Preliminary GAAP Results (from continuing operations, before discontinued operations and the cumulative effect of an accounting change):

in 000's (except EPS and percentage data)          2006         2005
--------------------------------------------- ---------------- -------
                                                Q2       Q1      Q2
--------------------------------------------- ------- -------- -------
Operating Income (Loss) (from Continuing
 Operations)                                  $2,572  ($2,236) $1,820
--------------------------------------------- ------- -------- -------
Operating Margin (from Continuing Operations)      3%     (3%)      2%
--------------------------------------------- ------- -------- -------
Income (Loss) before Discontinued Operations
 and the Cumulative Effect of an Accounting
 Change                                       $3,753    ($683) $2,817
--------------------------------------------- ------- -------- -------
Diluted Earnings (Loss) per Share (from
 Continuing Operations)                        $0.03   ($0.01)  $0.02
--------------------------------------------- ------- -------- -------

    Preliminary GAAP Results (from continuing and discontinued operations):

in 000's (except EPS and percentage data)           2006        2005
---------------------------------------------- --------------- -------
                                                 Q2      Q1      Q2
---------------------------------------------- ------- ------- -------
Net Income (Loss)                              $8,522   ($897) $2,764
---------------------------------------------- ------- ------- -------
Diluted Earnings (Loss) per Share               $0.07  ($0.01)  $0.02
---------------------------------------------- ------- ------- -------

    Preliminary results (from continuing operations) Using Adjusted (Non-GAAP) Financial Measures, Excluding Stock-based Compensation, Restructuring Charges and Amortization of Intangible Assets:

in 000's (except EPS and percentage data)           2006        2005
---------------------------------------------- --------------- -------
                                                 Q2      Q1      Q2
---------------------------------------------- ------- ------- -------
Adj. Operating Income (from Continuing
 Operations)                                   $6,594  $2,423  $7,304
---------------------------------------------- ------- ------- -------
Adj. Operating Margin (from Continuing
 Operations)                                        7%      3%     10%
---------------------------------------------- ------- ------- -------
Adj. Income (from Continuing Operations)       $7,775  $3,976  $8,301
---------------------------------------------- ------- ------- -------
Adj. Diluted Earnings per Share (from
 Continuing Operations)                         $0.06   $0.03   $0.06
---------------------------------------------- ------- ------- -------

    A reconciliation of the non-GAAP financial measures presented above is included in the accompanying financial tables.

    Stock-Based Compensation Grant Practices Review

    Sapient also announced that it is conducting an internal review of its stock-based compensation grant practices. The review, which is being performed under the direction of the Audit Committee of Sapient's Board of Directors, is still in a preliminary stage. Although the review was initiated internally at Sapient and not in response to any inquiry by regulators, Sapient has informed the SEC of the review. At this time, management is not able to determine whether any material adjustments will be required to Sapient's previously issued financial statements or the financial results disclosed in this release. Any such adjustments, if required, would be non-cash, stock-based compensation charges, and any related tax benefit or expense. If adjustments are required that affect the current period, the actual results could be materially different from those in this press release.
    As a result of this review, Sapient will delay the filing of its Form 10-Q for the quarter ended June 30, 2006, which is due on August
9. Sapient cannot predict at this time when the review will be completed. When it is complete and Sapient files its Form 10-Q, the financial statements may differ from the results disclosed in this press release, not only as a result of any required stock-based compensation charges arising from prior periods, but also because judgments and estimates that management used in preparing the financial results reported in this press release will need to be updated to the date of the filing. The company's results remain subject to review by the company's independent registered public accounting firm. Sapient is also evaluating the impact of this matter on its system of internal controls.

    Webcast and Conference Call

    Sapient will host a discussion of its second quarter results in a conference call today at 4:30 p.m. (ET), which will be broadcast live on the Internet. For webcast registration information, please go to http://www.sapient.com/about+us/investors.htm. It is advisable to register at least 15 minutes prior to the call to download and install any necessary audio software. A re-broadcast of the call will be available from August 8 at 6:30 p.m. (ET) through August 15 at 11:59 p.m. (ET) by dialing 888-286-8010 (within the U.S.) or 617-801-6888
(outside the U.S.) and entering passcode 69011829 when prompted.

    Adjusted (Non-GAAP) Financial Measures

    Sapient provides these non-GAAP financial measures to complement results provided in accordance with GAAP, as management believes the measures help illustrate underlying trends in the Company's business and uses the measures to establish budgets and operational goals that are communicated internally and externally, manage the Company's business and evaluate its performance. The Company anticipates that it will continue reporting both GAAP and certain non-GAAP financial measures in its financial results, including reporting non-GAAP results based on the exclusion of stock-based compensation, amortization of intangibles, and restructuring expense.

    Forward-Looking Statements

    This press release contains forward-looking statements that involve a number of risks and uncertainties. There are a number of factors that could cause actual events to differ materially from those indicated. Such factors include, without limitation, the continued acceptance of the Company's services, the Company's ability to accurately set fees for and timely complete its current and future client projects, its ability to successfully manage risks associated with its international operations, its ability to manage its growth, and projects effectively, and its ability to continue to attract and retain high quality employees, as well as other factors set forth in the Company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as filed with the SEC.

    About Sapient

    Sapient helps clients innovate their businesses in the areas of marketing, business operations, and technology. Leveraging a unique approach, breakthrough thinking, and disciplined execution, Sapient leads its industry in delivering the right business results on time and on budget. Sapient works with clients that are driven to make a difference, including BP, Essent Energie, Harrah's Entertainment, Hilton International, Janus, National Institutes of Health (NIH), Sony Electronics, the U.S. Marine Corps, and Verizon.
    Founded in 1990, Sapient is headquartered in Cambridge, Massachusetts, and operates across North America, Europe, and India. More information about Sapient can be found at www.sapient.com.

    Sapient is a registered service mark of Sapient Corporation.


                         SAPIENT CORPORATION
              CONSOLIDATED AND CONDENSED BALANCE SHEETS

                                             June 30,     December 31,
                                               2006           2005
                                                   (Unaudited)
                                                  (In thousands)

                   ASSETS
Current assets:
   Cash and cash equivalents               $     47,800  $     69,948
   Marketable investments                        48,003        86,288
   Restricted cash                                  327           319
   Accounts receivable, less allowance for
    doubtful accounts of $2,377 and $889 at
    June 30, 2006 and December 31, 2005,
    respectively                                 97,286        60,062
   Unbilled revenues                             30,688        16,849
   Prepaid expenses and other current
    assets                                       13,800        10,483
                                            ------------  ------------
       Total current assets                     237,904       243,949

Restricted cash                                   1,290         1,217
Property and equipment, net                      23,681        20,561
Purchased intangible assets, net                  9,234         2,940
Goodwill                                         38,791        11,770
Other assets                                      5,998         5,746
                                            ------------  ------------
       Total assets                        $    316,898  $    286,183
                                            ============  ============

    LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS' EQUITY Current liabilities:
   Accounts payable                        $      7,825  $      5,396
   Accrued restructuring costs, current
    portion                                       5,287         6,565
   Accrued compensation                          20,986        24,403
   Deferred revenues                             17,814         5,537
   Other accrued liabilities                     35,761        21,264
                                            ------------  ------------
       Total current liabilities                 87,673        63,165
Accrued restructuring costs, net of
 current portion                                 13,034        15,010
Deferred revenues                                   994         1,154
Other long term liabilities                       4,232         3,548
                                            ------------  ------------
       Total liabilities                        105,933        82,877

Redeemable common stock                             480           671

Stockholders' equity                            210,485       202,635
                                            ------------  ------------

       Total liabilities, redeemable
        common stock and stockholders'
        equity                             $    316,898  $    286,183
                                            ============  ============


                          SAPIENT CORPORATION
          CONSOLIDATED AND CONDENSED STATEMENT OF OPERATIONS

                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                               ------------------- -------------------
                                   2006    2005      2006      2005
                                             (Unaudited)
                              (In thousands, except per share amounts)
Revenues:
   Service revenues            $ 99,029  $ 74,940  $186,502  $150,092
   Reimbursable expenses          3,687     2,480     6,656     6,026
                                --------  --------  --------  --------
      Total revenues            102,716    77,420   193,158   156,118
                                --------  --------  --------  --------
Operating expenses:
   Project personnel costs,
    before reimbursable
    expenses                     65,941    42,878   123,685    88,249
   Reimbursable expenses          3,687     2,480     6,656     6,026
                                --------  --------  --------  --------
      Total project personnel
       costs                     69,628    45,358   130,341    94,275
                                --------  --------  --------  --------
   Selling and marketing costs    4,620     3,706    11,377     7,216
   General and administrative
    costs                        24,413    21,074    47,780    41,457
   Restructuring and other
    related charges                 639     5,250     1,443     5,250
   Amortization of intangible
    assets                          844       212     1,881       341

                               -------- -------- --------- ---------
      Total operating expenses  100,144    75,600   192,822   148,539
                                --------  --------  --------  --------
Income from operations            2,572     1,820       336     7,579

Interest and other income         2,149     1,484     3,533     2,348
                                --------  --------  --------  --------
Income from continuing
 operations before income
 taxes, discontinued operations
 and cumulative effect of
 accounting change                4,721     3,304     3,869     9,927
Provision for income taxes          968       487       799     1,326
                                --------  --------  --------  --------
Income from continuing
 operations before discontinued
 operations and cumulative
 effect of accounting change      3,753     2,817     3,070     8,601
(Loss) income from
 discontinued operations            (65)      (53)     (433)      314
Gain on disposal of
 discontinued operations (net
 of tax)                          4,834         -     4,834         -
                                --------  --------  --------  --------
Income before cumulative effect
 of accounting change             8,522     2,764     7,471     8,915
Cumulative effect of
 accounting change                    -         -       154         -
                                --------  --------  --------  --------
      Net income                  8,522     2,764     7,625     8,915
                                ========  ========  ========  ========

Basic income per share from
 continuing operations         $   0.03  $   0.02  $   0.02  $   0.07
                                ========  ========  ========  ========
Diluted income per share from
 continuing operations         $   0.03  $   0.02  $   0.02  $   0.07
                                ========  ========  ========  ========
Basic net income per share     $   0.07  $   0.02  $   0.06  $   0.07
                                ========  ========  ========  ========
Diluted net income per share   $   0.07  $   0.02  $   0.06  $   0.07
                                ========  ========  ========  ========

Weighted average common shares  124,373   124,427   124,273   124,304
Weighted average dilutive
 common share equivalents         2,692     5,185     1,346     5,249
                                --------  --------  --------  --------
Weighted average common shares
 and dilutive common share
 equivalents                    127,065   129,612   125,619   129,553
                                ========  ========  ========  ========


Sapient Corporation
Reconciliation of Non-GAAP Financial Measures

                                            Q2 2006  Q1 2006  Q2 2005

Service revenues                            $99,029  $87,473  $74,940
                                             -------  -------  -------


Operating income (loss) (from continuing
 operations) - GAAP                         $ 2,572  $(2,236) $ 1,820
Add: stock-based compensation                 2,539    2,818       22
Add: restructuring and other related
 charges                                        639      804    5,250
Add: Amortization of intangible assets          844    1,037      212
                                             -------  -------  -------
Operating income (from continuing
 operations) - non-GAAP                     $ 6,594  $ 2,423  $ 7,304
                                             =======  =======  =======

Operating margin (from continuing
 operations) - non-GAAP                           7%       3%      10%



Sapient Corporation
Reconciliation of Non-GAAP Financial Measures

                                          Q2 2006   Q1 2006   Q2 2005

Income (loss) from continuing operations
 before discontinued operations and
 cumulative effect of accounting change -
 GAAP                                    $  3,753  $   (683) $  2,817
Add: stock-based compensation               2,539     2,818        22
Add: restructuring and other related
 charges                                      639       804     5,250
Add: Amortization of acquisition
 intangibles                                  844     1,037       212

                                          --------  --------  --------
Income from continuing operations before
 discontinued operations and cumulative
 effect of accounting change - non-GAAP  $  7,775  $  3,976  $  8,301
                                          ========  ========  ========


Adjusted - basic and diluted income per share from
 continuing operations:
Adjusted - basic income per share from
 continuing operations                   $   0.06  $   0.03  $   0.07
Adjsuted - diluted income per share from
 continuing operations                   $   0.06  $   0.03  $   0.06

Weighted average common shares            124,373   124,173   124,427
Weighted average dilutive common share
 equivalents                                2,692     3,514     5,185
                                          --------  --------  --------
Weighted average common shares and
 dilutive common
   share equivalents                      127,065   127,687   129,612
                                          ========  ========  ========

    CONTACT: Media Contacts:
             Cubitt, Jacobs, & Prosek
             Carrie Kalish, 212-279-3115 x202
             carrie@cjpcom.com
             or
             Investor Relations:
             Sapient
             Noelle Faris, 617-374-3682
             nfaris@sapient.com